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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 5, 2015

ZYNERBA PHARMACEUTICALS, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-37526 (Commission File Number)	26-0389433 (I.R.S. Employer Identification Number)

80 W. Lancaster Avenue, Suite 300
Devon, PA 19333
(Address of Principal Executive Offices)

(484) 581-7505
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors; Election of Directors

        Effective August 5, 2015, Warren D. Cooper, MB, BS, BSc, MFPM, William J. Federici, Thomas L. Harrison, LH.D, Daniel L. Kisner, MD, Kenneth I. Moch and Cynthia A. Rask, MD have been appointed to the Board of Directors of Zynerba Pharmaceuticals, Inc. (the "Company"), thereby joining Armando Anido. Messrs. Philip R. Wagenheim and Steven Gailar resigned from their directorships, effective as of August 5, 2015. There are no arrangements pursuant to which any of the directors were elected.

        Messrs. Federici and Moch and Dr. Cooper will serve on the Company's audit committee, with Mr. Federici serving as chair. Drs. Kisner, Harrison and Rask will serve on the Company's compensation committee, with Dr. Kisner serving as chair. Drs. Harrison, Cooper and Rask will serve on the Company's nominating and corporate governance committee, with Dr. Harrison serving as chair.

        Biographical information regarding these directors, a description of the terms of their compensation and a description of any contracts or arrangements with the Company to which they are a party, have previously been reported by the Company in its prospectus, dated August 4, 2015, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on August 5, 2015.

Item 5.03    Amendments to Articles of Incorporation or Bylaws

Sixth Amended and Restated Certificate of Incorporation

        On August 10, 2015, in connection with the initial public offering (the "IPO") of shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), as described in the Form S-1 Registration Statement (File No. 333-205355) filed by the Company with the Securities and Exchange Commission (the "Commission") on June 30, 2015, as amended (the "Registration Statement"), the Company filed a Sixth Amended and Restated Certificate of Incorporation (the "Amended and Restated Charter") with the Secretary of State of Delaware, which amended and restated the Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on September 5, 2014, as amended, in its entirety. Among other things, and as described in the Registration Statement, the Amended and Restated Charter provides for the authorized number of shares of Common Stock to be 200,000,000 and preferred stock to be 10,000,000 and includes provisions relating to the indemnification of the Company's board of directors. The Amended and Restated Charter was effective on August 10, 2015 upon the closing of the IPO.

        The Amended and Restated Charter was approved by the board of directors of the Company on July 22, 2015 and by the stockholders of the Company on July 23, 2015.

Amended and Restated Bylaws

        On July 22, 2015, the board of directors of the Company approved the amendment and restatement of the bylaws of the Company in their entirety which was effective upon the closing of the IPO (the "Amended and Restated Bylaws"). Among other things, and as described in the Registration Statement, the Amended and Restated Bylaws: (i) includes anti-takeover provisions, (ii) includes procedures for nominating persons to the board and filling any vacancy occurring in the board, (iii) includes an exclusive forum provision and (iv) requires that any action to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent.

        The Amended and Restated Charter and Amended and Restated Bylaws are included with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively. The foregoing descriptions of the Amended and Restated Charter and Amended and Restated Bylaws are not complete and are qualified by reference to Exhibits 3.1 and 3.2, respectively, which are incorporated herein by reference.

Item 7.01    Other Events

        On August 10, 2015, the Company issued a press release announcing the completion of the IPO, including the sale of 3,450,000 shares of Common Stock (the "Shares"), including 450,000 shares of Common Stock issued upon the exercise in full by the underwriters of their option to purchase additional shares to cover over-allotments, for cash consideration of $14.00 per share (before underwriting discount) to a syndicate of underwriters led by Jefferies LLC and Piper Jaffray & Co, acting as joint bookrunning managers. The other underwriters in the syndicate were Canaccord Genuity Inc. and Oppenheimer & Co. Inc., acting as co-managers. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

  (d)
  Exhibits

3.1	Sixth Amended and Restated Certificate of Incorporation of Zynerba Pharmaceuticals, Inc., effective August 10, 2015.
3.2	Amended and Restated Bylaws of Zynerba Pharmaceuticals, Inc., effective August 10, 2015.
99.1	Press release, dated August 10, 2015.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYNERBA PHARMACEUTICALS, INC.
Date: August 10, 2015	By:	/s/ Armando Anido
		Name:	Armando Anido
		Title:	Chief Executive Officer

 EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Sixth Amended and Restated Certificate of Incorporation of Zynerba Pharmaceuticals, Inc., effective August 10, 2015.
3.2	Amended and Restated Bylaws of Zynerba Pharmaceuticals, Inc., effective August 10, 2015.
99.1	Press release, dated August 10, 2015.

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  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
  Item 5.03 Amendments to Articles of Incorporation or Bylaws
  Item 7.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX